EXHIBIT 99.1

***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION	Contact: James Abbott
One South Main Street	Director of Investor Relations
Salt Lake City, Utah	and External Communications
Harris H. Simmons	Tel: (801) 844-7637
Chairman/Chief Executive Officer	September 18, 2009

ZIONS BANCORPORATION ANNOUNCES PRICING

OF $450 Million 7.75% SENIOR NOTES DUE 2014 OFFERING

SALT LAKE CITY, September 18, 2009 — Zions Bancorporation (“Zions” or the “Company”) (Nasdaq: ZION) announced today that it successfully priced its offering of $450,000,000 fixed-rate senior unsecured notes to mature in 2014 with a coupon of 7.75% (the “Notes”) in an underwritten public transaction (an increase in principal amount from what was originally anticipated). The Notes were sold at a price of 86.888. The completion of this offering further augments the Company’s liquidity position in what remains an uncertain economic environment. Deutsche Bank Securities and Goldman, Sachs & Co. served as the lead joint book running managers and Banc of America Securities LLC, J.P. Morgan Securities Inc. and Zions Direct, Inc. served as co-joint book running managers for the offering.

An automatic shelf registration statement on Form S-3 relating to this offering was filed with the Securities and Exchange Commission on March 31, 2009 and became effective upon filing. The final prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. Copies of the final prospectus supplement, when available, may be obtained for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may contact Deutsche Bank Securities, 60 Wall Street, New York, NY 10005, Attention: Investment Grade Debt Syndicate, 1-800-503-4611 or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Prospectus Department, 1-866-471-2526, or by e-mail at

prospectus-ny@ny.email.gs.com.

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy senior notes of the company or any other securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Zions Bancorporation is one of the nation’s premier financial services companies, consisting of a collection of great banks in select high growth markets. Zions operates its banking businesses under local management teams and community identities through approximately 500 offices in 10 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah and Washington. The company is a national leader in Small Business Administration lending and public finance advisory services. In addition, Zions is included in the S&P 500 and NASDAQ Financial 100 indices.

Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements, including those contained herein regarding the underwritten public offering of senior unsecured notes, involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this news release. Factors that might cause such differences include, but are not limited to: the Company’s ability to successfully execute its business plans and achieve its objectives; changes in general economic and financial market conditions, either internationally, nationally or locally in areas in which the Company conducts its operations, including changes in securities markets and valuations in structured securities and other assets; changes in governmental policies and programs resulting from general economic and financial market conditions; changes in interest and funding rates; continuing consolidation in the financial services industry; new litigation or changes in existing litigation; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company’s operations or business; and changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2008 Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 of the Company filed with the Commission and available at the Commission’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

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